GLENBROOK LIFE AND ANNUITY COMPANY
                       LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, J5B
                         Northbrook, Illinois 60062


                              February 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE:      Rule 24f-2 Notice for
         Glenbrook Life and Annuity Company Separate Account A
         Glenbrook Life and Annuity Company
         Registration No.: 33-62203
         Investment Company Act Registration No.: 811-07351


Dear Sir/Madam:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and are nonassessable.



                       Glenbrook Life and Annuity Company




                        By: /s/ Michael J. Velotta
                           --------------------------
                           Michael J. Velotta
                           Vice President, Secretary and General Counsel